UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

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MILACRON INC.

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Milacron Postpones Its Annual Meeting of Shareholders

     CINCINNATI, OHIO, April 4, 2003 - Milacron Inc. (NYSE: MZ) today announced that it is in discussions with representatives of the Geier Family Shareholder Group regarding issues this group raised when it filed a Preliminary Proxy Statement on Schedule 14A with the Securities and Exchange Commission on March 24, 2003. In light of these discussions and at this group's request, Milacron has determined to postpone its annual shareholders' meeting, previously scheduled for April 23, 2003. Pending the outcome of these discussions, Milacron will notify shareholders once a new meeting date has been set. The company expects the meeting to take place no later than May 23, 2003.

     First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 4,000 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit the company's website at www.milacron.com or call the toll-free investor hot line: 800-909-MILA (800-909-6452).

[The following information was posted on Milacron's bulletin boards at locations worldwide and on the company's intranet site which is available to employees.]

Questions and Answers

Today we announced the postponement of our annual shareholders' meeting in light of discussions with, and at the request of, the Geier Family Shareholder Group. The four family members that comprise this group filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) on March 24, 2003. The group's preliminary proxy statement would seek to replace incumbent director James Perrella, former chairman of Ingersoll-Rand, with a candidate of their choosing.

Following are our answers to anticipated questions regarding these proceedings:

1. In addition to Milacron's proxy statement, the Geier Family Shareholder Group has filed a preliminary proxy statement of its own. What does this mean?

Four members of the Geier family have joined to form the "Geier Family Shareholder Group" and have filed a preliminary proxy statement with the SEC. The filing states that they are not attempting to take control of the company or the board. If they were to proceed with a definitive proxy based on the current filing, they would be asking for another family representative to be elected to the board. That would mean that the Geier Family Shareholder Group would be asking for 22% representation on the board, clearly disproportionate to its economic ownership position of less than 3%.

2. Who from the Geier family is participating?

According to the preliminary proxy statement filed by the Geier Family Shareholder Group on March 24, 2003, those who have joined the group are: Albert Turner, Mary Alice Geier Turner, Christine Geier and Charles Turner.

3. Where can I find Milacron's proxy statement and the Geier Family Shareholder Group's proxy statement?

Both documents can be found via the "Investors" section of Milacron's website (www.milacron.com) under "SEC Filings" (www.shareholder.com/mz/edgar.cfm).

4. Why did the Geier Family Shareholder Group file a preliminary proxy statement which states that it seeks to replace Mr. Perrella?

We feel it would not be appropriate for the company to speak for the Geier Family Shareholder Group, so please refer to their preliminary proxy statement for an explanation of their intentions.

5. Have you met with or spoken to the Geier Family Shareholder Group since their filing?

We are currently in discussions with representatives of the Geier Family Shareholder Group regarding issues raised when the group filed their preliminary proxy statement. In light of these discussions and at this group's request, we have determined to postpone the annual shareholders' meeting, previously scheduled for April 23, 2003. Pending the outcome of these discussions, Milacron will notify shareholders once a new meeting date has been set. We expect the meeting to take place no later than May 23, 2003.

6. Who is Jerome Fedders?

Jerry Fedders was a member of Milacron's management team for 21 years. He most recently served as controller when he retired from the company in September, 2002.

7. Why did the Geier Family Shareholder Group choose him as their nominee?

Please refer to the Geier Family Shareholder Group's preliminary proxy statement for an explanation.

8. Is the Geier Family Shareholder Group trying to take over the company?

The Geier Family Shareholder Group states in its preliminary proxy statement that it is not attempting to take control of the company or the board. Please refer to their preliminary proxy statement for additional information about their intentions.

9. Why not just let Jerry Fedders on the board?

Milacron's current board includes experienced leaders from industry, government and higher education who provide strong, objective guidance for our company's management team. The Geier Family Shareholder Group would seek to replace James Perrella, a highly valued director who brings global industry experience as the former chairman of Ingersoll-Rand and has served on other publicly traded company boards including Becton Dickinson, Arvin and Bombardier. Importantly, he is also permitted under SEC guidelines to serve on key board committees and currently serves on our nominating and corporate governance committee and our personnel and compensation committee.

10. What does this development mean for my job?

We do not expect this situation to have any bearing on your job or on the day-to-day business and operations of the company. We should continue our focus on serving our customers while achieving operational excellence throughout our businesses.

11. What should I tell our customers if they ask about this situation?

You can assure your customers that Milacron's board, management team and employees remain focused on providing them with the outstanding products and services they have come to expect from Milacron.

12. When will this situation be resolved?

We are hopeful that our current discussions with the Geier Family Shareholder Group will enable us to arrive at a mutually satisfactory agreement and avoid becoming engaged in a proxy contest. We will continue to keep you informed on a regular basis as our discussions progress. We expect the annual shareholders' meeting to take place no later than May 23, 2003.

13. What do I do if I am questioned by the press or the media?

As outlined in our policy manual, all media inquiries should be directed to Al Beaupre, director of corporate communications, at (513) 487-5918.

Background Information

14. What is a proxy?

A proxy is the granting of authority by a shareholder to another person of the right to vote such shareholder's shares. Shareholders often give company management the right to cast their votes at shareholder meetings, which permits them to exercise their voting rights without being physically present.

15. What is proxy solicitation?

Proxy solicitation is an effort to obtain the approval of shareholders for a particular action by obtaining either the shareholder's written instructions or the transfer of his or her voting rights to be exercised in support of a proposal or nominees. These solicitations are governed by the SEC's proxy rules.

16. What is a "Proxy Statement on Schedule 14A"?

A proxy statement is intended to provide shareholders with the information necessary to enable them to vote in an informed manner on matters intended to be acted upon at shareholders' meetings, whether at the traditional annual meeting or a special meeting. State law governs the circumstances under which shareholders are entitled to vote. For example, Milacron has been chartered in Delaware since 1983 and, as a result, we are governed by Delaware state law. When a shareholder vote is required and any person solicits proxies for publicly traded securities, that person generally is required to furnish a proxy statement, which is prepared on the SEC's Schedule 14A.

17. What is a proxy fight or a proxy contest?

A proxy fight or contest is an attempt by two or more groups to convince shareholders to support their respective proposals or competing nominees.

18. How can opposing parties solicit proxies in a proxy fight?

Opposing parties use proxy materials, including proxy statements, letters, advertisements and press releases, to communicate with shareholders. These materials usually contain information about the proposals or nominees and instructions on how to vote or grant a proxy. Letters to shareholders may contain a proxy card which shareholders can use to grant a proxy to vote their shares. Proxy materials must be filed with the SEC and, in addition, may be sent to shareholders or published in newspapers and on newswires.